UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2015

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
EPAM Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2015 Annual Meeting”) on June 11, 2015. At the 2015 Annual Meeting, the stockholders of the Company approved the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “2015 Plan”). The 2015 Plan became effective on the date of the 2015 Annual Meeting. The aggregate number of shares authorized for issuance under the 2015 Plan equals the sum of (i) 4 million shares, (ii) the number of shares remaining for issuance under the EPAM Systems, Inc. 2012 Long Term Incentive Plan (the “2012 Plan”) and the Company’s Amended and Restated 2006 Stock Option Plan (the “2006 Plan”) as of June 11, 2015; and (iii) any shares subject to outstanding awards granted under the 2012 Plan or 2006 Plan that would return to the applicable plan’s share pool as a result of expiration, cancellation or forfeiture in accordance with the terms of the applicable plan. The 2015 Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, restricted stock units, performance awards and other stock based awards. A copy of the Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders
A total of 49,288,246 shares of the Company’s common stock were entitled to vote on matters presented to stockholders at the 2015 Annual Meeting as of April 15, 2015. The proposals presented at the 2015 Annual Meeting are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”). The following is a summary of the final voting results for each matter.

Election of Directors

The Company’s stockholders voted to elect Arkadiy Dobkin and Robert E. Segert to serve as Class III directors, holding office for a three-year term until the annual meeting of stockholders in 2018, or until their successors are elected and qualified. Votes cast were as follows:

Nominee	Votes FOR	Withheld	Broker non-votes
Arkadiy Dobkin	40,504,278	1,410,229	1,869,033
Robert E. Segert	40,738,868	1,175,639	1,869,033

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Votes cast were as follows:

Votes FOR	Votes AGAINST	Abstain
43,716,557	45,645	21,338

Advisory Vote to Approve Executive Compensation

The Company’s stockholders, on an advisory and non-binding basis, voted to approve the compensation paid to the Company’s named executive officers for the Company’s fiscal year ended December 31, 2014 as disclosed in the Company’s Proxy Statement. Votes cast were as follows:

Votes FOR	Votes AGAINST	Abstain
40,323,466	1,457,574	133,467

Frequency of Future Advisory Votes on Executive Compensation

The Company’s stockholders, on an advisory and non-binding basis, voted to determine the frequency of future advisory votes on executive compensation. Votes cast were as follows:

Votes for Every Year	Votes for Every Two Years	Votes for Every Three Years	Abstain
37,034,443	2,138,134	2,738,311	3,619

After considering the stockholder vote on Proposal 4 at the 2015 Annual Meeting, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year.

EPAM Systems, Inc. 2015 Long Term Incentive Plan

The EPAM Systems, Inc. 2015 Long Term Incentive Plan was approved by the Company’s stockholders. Votes cast were as follows:

Votes FOR	Votes AGAINST	Abstain
24,670,186	17,231,881	12,440

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits
10.1    EPAM Systems, Inc. 2015 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM Systems, Inc.

Date:	June 15, 2015	By:	/s/ GINGER MOSIER
			Name:	Ginger Mosier
			Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.1    EPAM Systems, Inc. 2015 Long Term Incentive Plan